UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2013

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10003 Woodloch Forest Drive The Woodlands, TX	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 934-1825

__________________________________________________________________
  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Pernix Therapeutics Holdings, Inc. (the “Company”) was held on June 19, 2013.  At the annual meeting, our stockholders (i) elected each nominee to serve as a Company director until the next annual meeting of stockholders, (ii) ratified the selection of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, (iii) approved, on an advisory basis, the Company’s executive compensation and (iv) approved, on an advisory basis, the Company’s proposal for the frequency of the advisory vote on executive compensation.

  The final voting tabulation for the election of directors was as follows:

Nominee	Number of Votes For	Number of Votes Withheld
Michael C. Pearce	23,712,649	53,535
Cooper C. Collins	23,705,418	60,584
Anthem H. Blanchard	26,684,320	81,682
Steven A. Elms	23,711,945	54,057
James E. Smith, Jr.	16,057,647	7,708,355

The final voting tabulation for the ratification of the independent registered public accounting firm was as follows:

Proposal	Number of Votes For	Number of Votes Against	Abstentions
Ratification of Cherry Bekaert LLP	29,253,032	12,775	1,605

 The final voting tabulation for the approval, on an advisory basis, of the Company’s executive compensation was as follows:

Proposal	Number of Votes For	Number of Votes Against	Abstentions
Approval, on an advisory basis, the Company’s executive compensation	23,689,590	72,830	3,582

The final voting tabulation for the approval, on an advisory basis, of the Company’s proposal for a vote on the frequency of the advisory vote on executive compensation was as follows:

Proposal	One Year	Two Years	Three Years	Abstentions
Approval, on an advisory basis, of the frequency of the advisory vote on executive comp.	14,900,999	641	8,856,016	8,095

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SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Dated: June 20, 2013	By:	/s/ Tracy S. Clifford
Tracy S. Clifford
Principal Financial Officer and Principal Accounting Officer

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